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                                                                    EXHIBIT 99.1


                        [LENNOX INTERNATIONAL INC. LOGO]

FOR MORE INFORMATION:                                      FOR IMMEDIATE RELEASE
Bill Moltner, Director
Investor Relations
972-497-6670

               LENNOX INTERNATIONAL ANNOUNCES STOCK BUY-BACK PLAN;
      PROVIDES ADDITIONAL INFORMATION REGARDING SERVICE EXPERTS ACQUISITION

         (DALLAS, TX, 11/2/99) -- Believing their stock is "substantially undervalued" in the current market -- according to chairman and CEO John Norris -- Lennox International Inc. (NYSE: LII) announced a two-phase stock buy-back plan.

         Lennox' Board of Directors authorized management to repurchase, depending on market conditions and other factors, up to 5 million Lennox shares. This may include up to 2 million shares before the closing of the previously announced acquisition of Service Experts, Inc., (NYSE: SVE) with the remainder to be acquired after the closing of the acquisition. Lennox anticipates closing its acquisition of Service Experts in first quarter 2000. (For more information, see the 10/27/99 press release "Lennox International Acquires Service Experts, Inc.")

         "We believe that Lennox represents an attractive investment opportunity," said John Norris. "As Lennox moves forward, we will reap the benefits from recent investments, including the proposed acquisition of Service Experts, which will only enhance our value.

         "The stock repurchase program is one of several initiatives we will pursue to increase our long-term shareholder value, including growing our existing businesses and pursuing selective acquisitions," he added. "It reinforces our commitment to increasing shareholder value and our continued confidence in the underlying strength of the company."

         Purchases under the share repurchase program will be made on an open-market basis at prevailing market prices. The timing of any repurchases will depend on market conditions, the market price of Lennox' common stock, and management's assessment of the company's liquidity and cash flow needs.

MORE INFORMATION ABOUT SERVICE EXPERTS ACQUISITION

         In a conference call with analysts later today, Lennox will announce it expects that -- based on the improved productivity of re-energized service centers, coupled with synergistic opportunities -- the acquisition of Service Experts will be accretive in the year 2000 in the range of $0.04 to $0.06 per share.

         Lennox officials believe the potential advantages with the acquisition of Service Experts are significant, some with very little risk of implementation. These synergies include the elimination of some fees associated with Service Experts being a public company, eliminating several redundant corporate and executive salaries, refinancing outstanding debt, insurance savings, and the implementation of a new consumer financing program.


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         Selling heating, ventilation, air conditioning, heat transfer, and refrigeration equipment in over 70 countries worldwide, Lennox International Inc. is one of the world's leading companies specializing in climate control solutions. It is the parent company of Lennox Industries Inc., Armstrong Air Conditioning Inc., Heatcraft Inc., and Lennox Global Ltd. Lennox International stock is traded on the New York Stock Exchange under the symbol "LII." Additional information about Lennox International is available at: www.lennoxinternational.com

         The statements in this news release that are not historical statements, including the acquisition of Service Experts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from such statements. These include, but are not limited to, our ability to successfully complete and integrate acquisitions and of our ability to manage new lines of business. For further information concerning these risks and uncertainties, see Lennox' publicly available filings with the Securities and Exchange Commission. Lennox disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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